Exhibit 99.3

Updated Certain Risk Factor Disclosure

Investing in our common shares involves a high degree of risk. Before investing in our common shares, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the period ended March 31, 2020, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

Risks Related to Our Business and Our Industry

The recent and ongoing COVID-19 pandemic could significantly disrupt our clinical trials and, therefore, our receipt of necessary regulatory approvals could be delayed or prevented.

The COVID-19 pandemic is having a severe effect on the clinical trials of many drug candidates. Some trials have been merely delayed, while others have been cancelled. The extent to which the COVID-19 pandemic may impact our ongoing and planned clinical trials will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the duration and geographic reach of the outbreak, the severity of COVID-19, and the effectiveness of actions to contain and treat COVID-19. To date, the COVID-19 pandemic has caused significant delays in the enrollment of participants. The continued spread of COVID-19 could cause us to experience additional disruptions that could severely impact our business and clinical trials, including:

●	additional delays or difficulties in enrolling and/or retaining participants in our clinical trials;
●	delays or difficulties in the initiation of additional clinical sites in the event that the current clinical sites are unable to recruit sufficient participants or at an acceptable rate;
●	delays in clinical sites receiving the supplies and materials needed to conduct our clinical trials, including interruption in shipping that may affect the transport of clinical trial materials;
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changes in local regulations as part of a response to the COVID-19 pandemic, which may require us to change the ways in which our clinical trials are conducted, which may result in unexpected costs, or to discontinue the clinical trials altogether;

●	inability of participants to comply with clinical trial protocols, impede participant movement or interrupt healthcare services;
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interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others, or interruption of clinical trial subject visits and study procedures, the occurrence of which could affect the integrity of clinical trial data;

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risk that participants enrolled in our clinical trials will contract COVID-19 while the clinical trial is ongoing, which could result in participants dropping out of the trial, missing scheduled doses or follow-up visits or failing to follow protocol or otherwise impact the results of the clinical trial, including by increasing the number of observed adverse events;

●	delays in receiving authorizations from local regulatory authorities to initiate our planned clinical trials;

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delays in necessary interactions with local regulatory authorities, ethics committees, and other important agencies and contractors due to limitations in employee resources or forced furlough of government employees; and

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limitations in employee resources that would otherwise be focused on the conduct of our clinical trials, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people.

As a result, the expected timeline for data readouts of our clinical trials and certain regulatory filings may be negatively impacted, which would adversely affect our ability to initiate required phase III studies, obtain regulatory approval for and to commercialize our product candidates, increase our operating expenses and have a material adverse effect on our financial results.

We have conducted and may in the future conduct clinical trials for our product candidate outside the United States, and the FDA may not accept data from such trials.

We have conducted and may in the future conduct clinical trials for our product candidate outside the United States. For example, we conducted our ReMEDy Phase II clinical trial in Australia. Although the FDA may accept data from clinical trials conducted outside the United States, acceptance of such study data by the FDA is subject to certain conditions, and there can be no assurance that the FDA will accept data from the clinical trial we conducted in Australia or clinical trials we may conduct outside the United States in the future. For example, the clinical trial must be conducted in accordance with good clinical practices (GCP) requirements, and the FDA must be able to validate the data from the clinical trial through an onsite inspection if it deems such inspection necessary. In addition, when studies are conducted only at sites outside the United States, the FDA generally does not provide advance comment on the clinical protocols for the studies, and therefore there is an additional potential risk that the FDA could determine that the study design or protocol for a non-U.S. clinical trial was inadequate, which would likely require us to conduct additional clinical trials.

If the FDA does not accept data from the clinical trial we conducted in Australia, it would likely result in the need for additional clinical trials, which would be costly and time-consuming and delay aspects of our business plan, including the development and commercial launch of our DM199 product candidate. In addition, the conduct of clinical trials outside the United States also exposes us to additional risks, including risks associated with the following:

●	foreign regulatory requirements that could burden or limit our ability to conduct our clinical trials;
●	administrative burdens of conducting clinical trials under multiple foreign regulatory schemes;
●	foreign exchange fluctuations;
●	compliance with foreign manufacturing, customs, shipment, and storage requirements;
●	cultural differences in medical practice and clinical research; and
●	diminished protection of intellectual property in some countries.

Risks Related to Our Common Shares and this Offering

Our management will have broad discretion and flexibility as to how to use the net proceeds from this offering and may use the net proceeds in ways with which you disagree or which may not prove effective.

We currently intend to use the net proceeds from this offering as discussed under “Use of Proceeds” in this prospectus supplement. We have not allocated specific amounts of the net proceeds from this offering for any of the purposes set forth in that section. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Purchasers of common shares in this offering will experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of our outstanding options and warrants.

The public offering price per common share in this offering is higher than the net tangible book value per common share before giving effect to this offering. Accordingly, if you purchase common shares in this offering, you will incur immediate substantial dilution of approximately $        per share, representing the difference between the public offering price of $        per common share, and our as adjusted net tangible book value per share as of March 31, 2020. In addition, if outstanding options or warrants are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus entitled “Dilution.”

Our common share price has been volatile and may continue to be volatile.

Our common shares trade on the Nasdaq Capital Market under the trading symbol “DMAC.” A number of factors could influence the volatility in the trading price of our common shares, including changes in the economy or in the financial markets, industry related developments, and the impact of material events and changes in our operations. Our quarterly losses may vary because of expenses we incur related to our R&D and clinical activities including the timing of costs for manufacturing DM199 and initiating and completing preclinical and clinical trials. Each of these factors could lead to increased volatility in the market price of our common shares. In addition, the market prices of the securities of our competitors may also lead to fluctuations in the trading price of our common shares. As a result of this volatility, you may not be able to sell your common shares at or above the public offering price.

We do not have a very active trading market for our common shares, and one may never develop.

Our common shares commenced trading in the United States on the Nasdaq Capital Market in December 2018. Previously our shares traded in Canada on the TSX Venture Exchange. We do not have a very active trading market for our common shares, and one may never develop, even after this offering. Although we anticipate a more active trading market for our shares will develop after this offering, we can give no assurance that this will occur or that an active trading market will be sustained following this offering. If an active market for our common shares does not develop, it may be difficult for you to sell our common shares you purchase in this offering at a favorable price or at all.

We may issue additional common shares resulting in share ownership dilution.

Future dilution will likely occur due to anticipated future equity issuances by us. To the extent we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of our shareholders will be diluted. In addition, as of March 31, 2020, we had outstanding warrants to purchase 255,000 common shares, options to purchase 1,181,309 common shares, deferred share units representing 21,183 common shares and 1,363,700 common shares reserved for future issuance in connection with future grants under the DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan. If these or any future outstanding warrants, options, or deferred share units are exercised or otherwise converted into our common shares, our shareholders will experience additional dilution.

If there are substantial sales of our common shares or the perception that such sales could occur, the market price of our common shares could decline.

Sales of substantial numbers of our common shares or the perception that such sales could occur could cause a decline in the market price of our common shares. Any sales by existing shareholders or holders who exercise their warrants or stock options may have an adverse effect on our ability to raise capital and may adversely affect the market price of our common shares.

We could be subject to securities class action litigation, which is expensive and could divert management attention.

In the past, securities class action litigation has often been brought against a company following a decline or increase in the market price of its securities or certain significant business transactions. We may become involved in this type of litigation in the future, especially if our clinical trial results are not successful or we enter into an agreement for a significant business transaction. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and our resources, which could harm our business. This is particularly true in light of our limited securities litigation insurance coverage.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, the market price of our common shares and trading volume could decline.

The market price and trading volume for our common shares in the United States after this offering will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. There can be no assurance that analysts will continue to cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our common shares or change their opinion of our common shares, the market price of our common shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the market price of our common shares or trading volume to decline.

We are an “emerging growth company” and a “smaller reporting company,” and the reduced disclosure requirements applicable to us as such may make our common shares less attractive to our shareholders and investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We may remain an emerging growth company until December 31, 2023, the last day of the fiscal year following the fifth anniversary of our first sale of common shares pursuant to a registration statement under the Securities Act of 1933, as amended (the Securities Act) or until such earlier time as we have more than $1.07 billion in annual revenue, the market value of our common shares held by non-affiliates is more than $700 million or we issue more than $1 billion of non-convertible debt over a three-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (Section 404) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Our shareholders and other investors may find our common shares less attractive as a result of our reliance on these exemptions. If some of our shareholders or other investors find our common shares less attractive as a result, there may be a less active trading market for our common shares, and the trading price of our common shares may be more volatile.

We are also a “smaller reporting company” under the federal securities laws and, as such, are subject to scaled disclosure requirements afforded to such companies. For example, as a smaller reporting company, we are subject to reduced executive compensation disclosure requirements.

Our shareholders and investors may find our common shares less attractive as a result of our status as an “emerging growth company” and “smaller reporting company” and our reliance on the reduced disclosure requirements afforded to these companies. If some of our shareholders or investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and the market price of our common shares may be more volatile.

Our inability to comply with Nasdaq’s continued listing requirements could result in our common shares being delisted, which could affect the market price and liquidity of our common shares and reduce our ability to raise capital.

We are required to meet certain qualitative and financial tests to maintain the listing of our common shares on the Nasdaq Capital Market. If we do not maintain compliance with Nasdaq’s continued listing requirements within specified periods and subject to permitted extensions, our common shares may be recommended for delisting (subject to any appeal we would file). No assurance can be provided that we will comply with these continued listing requirements. If our common shares were delisted, it could be more difficult to buy or sell our common shares and to obtain accurate quotations, and the price of our common shares could suffer a material decline. Delisting would also impair our ability to raise additional capital.

Any failure to maintain an effective system of internal controls may result in material misstatements of our consolidated financial statements or cause us to fail to meet our reporting obligations or fail to prevent fraud; and in that case, our shareholders or other investors could lose confidence in our financial reporting, which would harm our business and could negatively impact the market price of our common shares.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. If we fail to maintain an effective system of internal controls, we might not be able to report our financial results accurately or prevent fraud; and in that case, our shareholders or other investors could lose confidence in our financial reporting, which would harm our business and could negatively impact the market price of our common shares. As a result of our limited administrative staffing levels, internal controls that rely on segregation of duties in many cases are not possible. Due to resource constraints and the present stage of our development, we do not have sufficient size and scale to warrant the hiring of additional staff to address this potential weakness at this time. To help mitigate the impact of this, we are highly reliant on the performance of compensating procedures and senior management’s review and approval. Even if we conclude that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles in the United States, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause us to fail to meet our future reporting obligations.

If we fail to timely achieve and maintain the adequacy of our internal control over financial reporting, we may not be able to produce reliable financial reports or help prevent fraud. Our failure to achieve and maintain effective internal control over financial reporting could prevent us from complying with our reporting obligations on a timely basis, which could result in the loss of shareholder or other investor confidence in the reliability of our consolidated financial statements, harm our business and negatively impact the market price of our common shares.

Pursuant to Section 404, we are required to furnish a report by our management regarding our internal control over financial reporting, and if we become an accelerated filer under the federal securities laws, we will be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. There is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

We have never paid dividends and do not expect to do so in the foreseeable future.

We have not declared or paid any cash dividends on our common shares to date. The payment of dividends in the future will be dependent on our earnings and financial condition and on such other factors as our Board of Directors considers appropriate. Unless and until we pay dividends, shareholders may not receive a return on their common shares. There is no present intention by our Board of Directors to pay dividends on our common shares. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, appreciation, if any, in the market price of our common shares will be your sole source of gain for the foreseeable future.